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                                                                  EXHIBIT 23.3



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report and to the reference to our Firm under the heading "Experts" included in this registration statement.



s/s Altschuler, Melvoin and Glasser LLP

Chicago, Illinois
April 4, 2002